UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2010

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Matthew J. Kimble has resigned his position as the Company’s Chief Human Resources Officer. In accordance with the terms of his existing employment agreement, Mr. Kimble is entitled to receive (i) a severance benefit of $109,000 (six months of his current annual base salary), and (ii) up to six months COBRA benefit payments to the extent Mr. Kimble is not covered by another comprehensive group health plan. The aforementioned payments are conditioned upon Mr. Kimble’s agreement to release all claims, if any, he may have against the Company and/or any of its employees, officers, agents and representatives, insofar as permissible under the law. Mr. Kimble’s executed release was received by the Company on July 12, 2010 and his resignation is deemed effective as of July 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.
Date: July 13, 2010

/S/ GERALD W. DEITCHLE
Gerald W. Deitchle,
Chairman, President and CEO